UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 1, 2005


                          Chicago Rivet & Machine Co.
            (Exact name of registrant as specified in its charter)


        Illinois                      0-1227                36-0904920
        --------                      ------                ----------
(State or other jurisdiction       (Commission             (IRSEmployer
    of incorporation)               File Number)        Identification No.)


      901 Frontenac Road, Naperville, Illinois              60563
      ----------------------------------------              -----
      (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code (630) 357-8500
                                                   --------------


-------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01  Other Events.

On July 5, 2005, Mr. James Labold commences employment as Sales Manager of Chicago Rivet & Machine Co. ("Chicago Rivet"). Prior to joining the Company as Sales Manager, Mr. Labold served as one of its independent sales representatives.

Chicago Rivet and Mr. Labold are parties to an Employment Agreement (the "Agreement"), dated June 4, 2005 with an effective date of July 5, 2005. Under the terms of the Agreement, Mr. Labold's employment is three-years commencing July 5, 2005, subject to extension by written agreement. The Agreement provides for an annual salary of $150,000, and a discretionary merit-based bonus, the amount of which shall be determined by the Compensation Committee of Chicago Rivet's Board of Directors. Pursuant to the Agreement, Chicago Rivet is required to continue Mr. Labold's pay for three years unless Mr. Labold's employment is terminated by Mr. Labold or by Chicago Rivet for cause or due to Mr. Labold's death, disability or extended absence.

A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

 (c) Exhibits.

10.1 Employment Agreement between Chicago Rivet & Machine Co. and James Labold, dated June 4, 2005.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CHICAGO RIVET & MACHINE CO.


                                           /s/ John C. Osterman
                                          -------------------------------------
Date:  July 1, 2005                      By:   John C. Osterman
                                         Its:  President, Chief Operating
                                               Officer and Treasurer

                                 Exhibit Index

Exhibit
  No.                 Exhibits
-------               --------


10.1 Employment Agreement between Chicago Rivet & Machine Co. and James Labold, dated June 4, 2005.